UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HARLEYSVILLE NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 25, 2006

TO THE SHAREHOLDERS OF HARLEYSVILLE NATIONAL CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Harleysville National Corporation will be held at 9:30 a.m., prevailing time, on Tuesday, April 25, 2006, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, for the following purposes:

1.               To elect two Class D Directors:  Walter E. Daller, Jr. and Thomas C. Leamer each for a term of 4 years;

2.               To transact any other business properly brought before the Annual Meeting and at any adjournment or postponement of the meeting.

In accordance with the by-laws of the corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 8, 2006, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A copy of the corporation’s Annual Report for the fiscal year ended December 31, 2005, accompanies this Notice. Copies of the corporation’s Annual Report for the 2004 fiscal year may be obtained at no cost by contacting Liz Chemnitz, Senior Vice President and Assistant Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, telephone 215-256-8851.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, OR FOLLOW THE INSTRUCTIONS PROVIDED FOR VOTING VIA TELEPHONE OR THE INTERNET. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND GIVE WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

BY ORDER OF THE BOARD OF DIRECTORS,

Walter E. Daller, Jr.

Chairman of the Board

March 23, 2006

Harleysville, Pennsylvania

PROXY STATEMENT

 Dated and to be mailed March 23, 2006

HARLEYSVILLE NATIONAL CORPORATION

483 MAIN STREET

HARLEYSVILLE, PENNSYLVANIA 19438-0195

(215) 256-8851

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 25, 2006

Questions and Answers

What am I voting on?

•               To elect 2 Class D Directors:

•                    Walter E. Daller, Jr.

•                    Thomas C. Leamer

How does discretionary authority apply?

If you sign your proxy card and do not make any selections, you give authority to Louis P. Spinelli, Executive Vice President, and Tracie A. Young, Senior Vice President and Chief Compliance Officer, to vote on the proposals and any other matters that may arise at the meeting.

Is my vote confidential?

Yes. Only the inspector, American Stock Transfer and Trust Company/Shareholder Services, and certain employees have access to your card. All comments remain confidential unless you ask that your name be disclosed.

Who is entitled to vote?

Shareholders on the record date, which is the close of business on March 8, 2006.

How many votes do I have?

Each share of common stock is entitled to one vote.

How do I vote?

SPECIAL NOTE:

•                    Shareholders who hold their shares through a broker or other nominee should follow voting instructions provided by their broker or other nominee.

•                    Registered shareholders, i.e., those holding their shares directly with Harleysville through American Stock Transfer and Trust Company, may refer to the following voting procedures.

You may vote by completing and returning the enclosed proxy card or by voting in person at the meeting. In addition, you may be able to vote via telephone or through the Internet, as described under Voting Methods below.

You have the right to vote and, if desired, to revoke your proxy at any time before the Annual Meeting:

•                    by giving written notice of revocation to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195;

•                    by executing a later-dated proxy and giving written notice thereof to the Secretary of the corporation; or

•                    by voting in person after giving written notice to the Secretary of the corporation.

Should you have any questions, please call American Stock Transfer and Trust Company, 800-937-5449.

VOTING METHODS

Voting by Proxy. You may vote by completing and returning the enclosed proxy. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted as recommended by the Board of Directors.

ON YOUR PROXY CARD:

•                    Mark your selections

•                    Date and sign your name exactly as it appears on your card

•                    Mail to American Stock Transfer and Trust Company, Shareholder Services, in the return envelope

Voting by Telephone or Internet. If you are a registered shareholder, you may vote via the telephone or electronically through the Internet by following the instructions included with your proxy card.

Voting in Person. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote via telephone or the Internet and later decide to attend the annual meeting, you may cancel your previous vote and vote in person at the meeting.

What does it mean if I get more than one proxy card?

Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, American Stock Transfer and Trust Company/ Shareholder Services, 800-937-5449.

What is the total number of HNC shares outstanding?

As of March 8, 2006, 27,515,862 shares of the corporation’s common stock were issued and outstanding. No shares of preferred stock are outstanding. The corporation is currently authorized to issue 75,000,000 shares of common stock, par value $1.00 per share, and 8,000,000 shares of series preferred stock, par value $1.00 per share.

What constitutes a quorum?

A majority of the outstanding shares present or represented by proxy constitutes a quorum at the Annual Meeting. If you vote by proxy card, you will be considered part of the quorum.

How does a shareholder communicate with the corporation’s Board of Directors?

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. However, only written communications received by the company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting.

When are the shareholder proposals due for the Year 2007 Annual Meeting?

If a shareholder wants us to include a proposal in our proxy statement for presentation at our 2007 Annual Meeting of shareholders, the proposal must be submitted in writing by Friday, November 24, 2006, to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

How does a shareholder nominate a director of Harleysville National Corporation?

Under our by-laws, nominations for director may be made only by the Board of Directors or the Nominating Committee of the Board of Directors, or by a shareholder of record entitled to vote. In order for a shareholder to make a nomination, the shareholder must provide a notice with information and materials required by the by-laws to our Corporate Secretary not less than 45 days prior to the first anniversary of the record date of the preceding year’s Annual Meeting. For our Annual Meeting in the year 2007, we must receive this notice on or before January 20, 2007. You can obtain a copy of the full text of the by-law provision by writing to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

Who is responsible for the solicitation expenses?

American Stock Transfer and Trust Company, the corporation’s transfer agent and registrar, will assist in the distribution of proxy materials and solicitation of votes according to the terms of the corporation’s present contract with the transfer agent.

The corporation is responsible for expenses related to distribution of proxy materials and solicitation of votes and will reimburse American Stock Transfer and Trust Company, stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of the corporation’s common stock.

PROXY STATEMENT

This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Harleysville National Corporation for use at the Annual Meeting of Shareholders to be held at 9:30 a.m., prevailing time, on Tuesday, April 25, 2006, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 23, 2006.

CORPORATE GOVERNANCE

The corporation operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The corporation regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes or provides the basis for a number of new corporate governance standards and disclosure requirements. In addition, The NASDAQ Stock Market has made changes to its corporate governance and listing requirements.

In accordance with these developments and listing requirements, during 2005, a majority of the members of the corporation’s Board of Directors are independent: namely, Walter R. Bateman, II, LeeAnn B. Bergey, Harold A. Herr, Thomas C. Leamer, Stephanie S. Mitchell, James A. Wimmer and William M. Yocum.

Code of Ethics

We have also adopted a Code of Ethics for directors, officers and employees of the corporation. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics is posted on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

Proposal No. 1

Election of Class D Directors

Nominees for election this year are:

•                    Walter E. Daller, Jr. – director since 1977

•                    Thomas C. Leamer – director since 2003

Each nominee has consented to serve a 4-year term and until their successors are qualified and elected.

Directors are elected by a plurality of votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is two.

The by-laws of Harleysville National Corporation provide that the Board of Directors will not have less than 5 members or more than 25 members. The Board of Directors is divided into 4 classes. Each class is elected for a 4-year term. The Board of Directors has authority to fix the number of directors in each class and the authority to change that number at any time. No person may be elected to serve as a director who is not of legal age. No person over 72 may serve as a director. The Board of Directors has fixed the number of Board members at 9 with 2 directors in each of Classes A, C, D and 3 directors in Class B. Section 11.1 of the by-laws requires that a majority of the remaining members of the Board of Directors select and appoint directors to fill vacancies, even if the number of remaining members is less than a quorum. Each person who is appointed in this manner serves as a director until the expiration of the term of office of the class of directors to which he or she was appointed.

The Board of Directors recommends a vote FOR the election of these Class D Directors.

Principal Owners

No business group or person owns more than 5% of the corporation’s total outstanding shares of common stock as of March 8, 2006.

Beneficial Ownership by Directors, Officers and Nominees

The following table indicates the amount and percentage of the corporation’s total outstanding shares of common stock beneficially owned by each named officer, director and nominee for director and by all officers of the corporation and its subsidiaries as a group, as of March 8, 2006.

Name	Common Stock Beneficially Owned (1)	Right to Acquire within 60 days of March 8, 2006 (2)	Total	Percent of Class
Directors
Walter R. Bateman, II (3)	3,530	17,290	20,820		*
LeeAnn B. Bergey (4)	8,815	42,132	50,947		*
Walter E. Daller, Jr. (5)	506,010	272,550	778,560	2.68%
Harold A. Herr (6)	37,760	48,609	86,369		*
Thomas C. Leamer (7)	137	11,501	11,638		*
Stephanie S. Mitchell (8)	95,739	11,501	107,240		*
Demetra M. Takes (9)	57,067	96,870	153,937		*
Gregg J. Wagner (10)	1,013	61,762	62,775		*
James A. Wimmer (11)	780,085	24,673	804,758	2.77%
William M. Yocum (12)	117,967	38,141	156,018		*
Other Named Executive Officers
John W. Eisele (13)	5,345	-0-	5,345		*
Michael B. High (14)	6,893	5,985	12,878		*
Mikkalya W. Murray(15)	28,025	4,880	32,905		*
All Directors and Executive Officers as a Group (16 persons)	1,653,044	639,149	2,292,193	7.88	%(16)

*Less than one percent (1%) unless otherwise indicated.

(1)                      Includes shares for which the named person:

•                  has sole voting and investment power,

•                  has shared voting and investment power with a spouse.

(2)                      Shares that may be acquired upon the exercise of vested stock options through May 7, 2006.

(3)                      Class B Director whose term expires in 2008. Ownership includes 515 shares held solely by Mr. Bateman’s spouse.

(4)                      Class B Director whose term expires in 2008.

(5)                      Class D Director whose term expires in 2006 and nominee for Class D Director whose term will expire in 2010. Ownership includes the following:

•                  39,362 shares held solely by Mr. Daller’s spouse, and

•                  70,079 vested stock options held by an Irrevocable Trust for the benefit of Mr. Daller’s 3 children.

(6)                      Class A Director whose term expires in 2007.

(7)                      Class D Director whose term expires in 2006 and nominee for Class D Director whose term will expire in 2010.

(8)                      Class A Director whose term expires in 2007. Ownership includes the following:

•                  15,134 shares held by Ms. Mitchell’s spouse,

•                  41,343 shares held by her company, and

•                  3,030 shares held by a trust for which Ms. Mitchell acts as Co-Trustee.

(9)                      Class B Director whose term expires in 2008. Ownership includes 5,088 shares held solely by parent living in Ms. Takes’ home.

(10)                Class C Director whose term expires in 2009.

(11)                Class C Director whose term expires in 2009. Ownership includes the following:

•                  590,187 shares held solely by Mr. Wimmer’s spouse, and

•                  15,131 shares held by a trust for which Mr. Wimmer acts as Co-Trustee.

(12)                Class C Director whose retirement became effective January 8, 2006.

(13)                Executive Vice President and President of Millennium Wealth Management and Private Banking. Shares held solely by Mr. Eisele.

(14)                Executive Vice President and Chief Operating Officer. Shares held solely by Mr. High.

(15)                Executive Vice President and Managing Director, Millennium Wealth Management and Private Banking. Shares held solely by Ms. Murray.

(16)                The percent of class assumes the exercise of all outstanding options issued to directors, employee directors, and officers and, therefore, on a pro forma basis, 29,087,661 shares of common stock outstanding.

EXECUTIVE OFFICERS

The following table provides information, as of March 8, 2006, about the corporation’s executive officers.

Name	Age	Years in Position	Principal Occupation for the Past Five Years and Position Held with Harleysville and Subsidiaries
Jo Ann M. Bynon	54	1995 – present	Corporate Secretary, Harleysville and Harleysville National Bank
		2001 – 2004	Vice President, Harleysville and Harleysville National Bank
		2005 – present	Senior Vice President, Harleysville and Harleysville National Bank

Walter E. Daller, Jr.	66	1981 – 2004	Chairman, President, and Chief Executive Officer, Harleysville
		1/1/05 – 3/31/05	Chairman and Chief Executive Officer, Harleysville
		3/31/05 – present	Chairman and Retired CEO, Harleysville
		1981– 1999	President and Chief Executive Officer, Harleysville National Bank
		1981 – present	Chairman, Harleysville National Bank

John W. Eisele	65	1999 – 2003	Senior Vice President, National Division - Gruntal & Co., LLC
		2003 – 2004	Executive Vice President, National Franchise - Bank of America/Fleet
		2004 – present	Executive Vice President, Harleysville and Harleysville National Bank; President, Millennium Wealth Management & Private Banking, a division of Harleysville National Bank

Michael B. High	57	1998 – 2004	Chief Operating Officer & Chief Financial Officer, Progress Financial Corporation
		2004 – 2005	Executive Vice President, Treasurer and Chief Financial Officer, Harleysville and Harleysville National Bank
		2005 – present	Executive Vice President, Chief Operating Officer, Harleysville and Harleysville National Bank

James F. McGowan, Jr.	59	1999 – 2003	Senior Vice President and Senior Credit Officer, Summit Bank/Fleet
		2003 – 2004	Senior Vice President and Senior Credit Officer, Sovereign Bank
		2004 – present	Executive Vice President and Chief Credit Officer, Harleysville and Harleysville National Bank

Mikkalya W. Murray	50	1999 – 2004	Executive Vice President, Chief Credit Officer, Harleysville and Harleysville National Bank
		2004 – present	Executive Vice President, Harleysville; Executive Vice President and Managing Director, Private Banking at Millennium Wealth Management and Private Banking, a division of Harleysville National Bank

George S. Rapp	53	2000 – 2002	Senior Vice President, Chief Accounting Officer, Sovereign Bancorp
		2002 – 2004	Senior Vice President, Chief Financial Officer, Advanta Bank Corp
		2004 – 2005	Executive Vice President, Chief Financial Officer, Astea International
		2005 – present	Senior Vice President, Chief Financial Officer and Treasurer, Harleysville and Harleysville National Bank

Demetra M. Takes	55	2000 – present	President and Chief Executive Officer, Harleysville National Bank
		2005 – present	Executive Vice President and Director, Harleysville and Harleysville National Bank

Name	Age	Years in Position	Principal Occupation for the Past Five Years and Position Held with Harleysville and Subsidiaries
Gregg J. Wagner	45	2000 – 2001	Senior Vice President, Controller, Harleysville and Harleysville National Bank; Senior Vice President, Chief Financial Officer, Harleysville and Harleysville National Bank
		2001 – 2004	Executive Vice President, Chief Financial Officer, Harleysville and Harleysville National Bank
		2004 – 2005	Executive Vice President, Chief Operating Officer, Harleysville and Harleysville National Bank
		1/1/05 – 3/31/05	President, Chief Operating Officer and Director, Harleysville; Director, Harleysville National Bank
		4/1/05 – present	President, Chief Executive Officer and Director, Harleysville; Director, Harleysville National Bank

DIRECTORS

Two directors will be elected at the Annual Meeting to serve as Class D Directors each to serve for a 4-year term expiring in the year 2010. Former Class C Director, William M. Yocum, retired effective January 8, 2006, and was appointed Director Emeritus by Directors’ Consent on January 9, 2006. Mr. Yocum was also a member of the Compensation Committee until the time of his retirement.

Name	Age	Principal Occupation for Past Five Years and Position Held with the Corporation	Director of Corporation Since
Class A Directors To Serve Until 2007

Harold A. Herr	58	Partner – Albert S. Herr & Sons; Real Estate Development; Director of Harleysville and Harleysville National Bank	1987

Stephanie S. Mitchell	57	Secretary – R. C. Smith Industries; Secretary/Treasurer – Cole Candy & Tobacco Co., Inc.; Director of Harleysville and Harleysville National Bank; Member of HNB Western Region Advisory Board	2002

Class B Directors To Serve Until 2008

Demetra M. Takes	55	President, Chief Executive Officer and Director of Harleysville National Bank; Executive Vice President and Director of Harleysville	2005

Walter R. Bateman, II	58	Retired Chairman & Chief Executive Officer – Harleysville Group, Inc. & Harleysville Mutual Insurance Company; Director of Harleysville and Harleysville National Bank	2002

LeeAnn B. Bergey	52	President – Bergey’s Leasing Associates, a full-service truck leasing and rental company; Director of Harleysville and Harleysville National Bank	1999

Class C Directors To Serve Until 2009

Gregg J. Wagner	45	President, Chief Executive Officer of Harleysville effective 4/1/2005; Director of Harleysville and Harleysville National Bank; President, Chief Operating Officer of Harleysville and Harleysville National Bank; Executive Vice President, Chief Financial Officer, Harleysville and Harleysville National Bank	2005

James A. Wimmer	65	Attorney-at-Law – Philip & Wimmer; Director of Harleysville and Harleysville National Bank; Member of HNB Northern Region Advisory Board	2000

Name	Age	Principal Occupation for Past Five Years and Position Held with the Corporation	Director of Corporation Since
Class D Directors To Serve Until 2006 (nominees For Class D Director To Serve Until 2010)

Walter E. Daller, Jr.	66	Retired Chief Executive Officer of Harleysville and Harleysville National Bank; Chairman of Harleysville and Harleysville National Bank; Chairman, President and Chief Executive Officer of Harleysville and Chairman of Harleysville National Bank from 1981 to 2004	1977

Thomas C. Leamer	64	President – Delaware Valley College; Director of Harleysville and Harleysville National Bank	2003

Meetings and Committees of the Board of Directors

Board Member	Attended 2005 Annual Meeting	Corporate Board	Audit	Compensation	Executive	Nominating/Corporate Governance
W. R. Bateman, II	☒	☒	☒
L. B. Bergey	☒	☒	☒		☒	☒
W. E. Daller, Jr.	☒	☒			☒
H. A. Herr	☒	☒		☒	☒	☒
T. C. Leamer	☒	☒	☒			☒
S. S. Mitchell	☒	☒		☒
D. M. Takes	☒	☒
G. J. Wagner	☒	☒			☒
J. A. Wimmer	☒	☒		☒		☒
W. M. Yocum (1)	☒	☒		☒	☒	☒
Meetings Held in 2005		6	8	9	9	4

(1)Retired effective January 8, 2006.

•                    Audit Committee:

The Audit Committee held 8 meetings during fiscal year 2005. All members of the committee are non-executive, independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards and Section 10A of the Securities Exchange Act of 1934, as amended) and possess the required level of financial literacy. Each is free from any relationship that would interfere with the exercise of his or her independent judgment.

During 2005, Walter R. Bateman, II was the committee’s financial expert, as defined by SEC regulations, and chaired the committee. Other members of the committee include independent directors LeeAnn B. Bergey and Thomas C. Leamer.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

The Audit Committee has established a Pre-Approval Policy which describes audit, audit-related, tax and all other services performed by the independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. Generally, the term of any pre-approval is 12 months from the date of pre-approval. The list of pre-approved services is periodically reviewed and revised based on subsequent determinations.

Grant Thornton LLP, the corporation’s registered public accounting firm, reports directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting to the Audit Committee. The policy is also available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

•                    Compensation Committee:

Administers executive compensation programs, policies and practices. Acts in an advisory role on employee compensation. All members of the committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards.)  The members are Harold A. Herr, Chairman, William M. Yocum, James A. Wimmer, and Stephanie S. Mitchell. The committee met 9 times during 2005.

The Compensation Committee operates under a formal charter that governs its duties and conduct. The Compensation Committee Charter is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

•                    Executive Committee:

The Executive Committee is authorized to act on behalf of the Board during intervals between meetings of the Board. The Executive Committee can respond quickly to time-sensitive business and legal matters when they arise. Members of the Executive Committee are Walter E. Daller, Jr., Chairman, LeeAnn B. Bergey, Harold A. Herr, William M. Yocum, and Gregg J. Wagner. The committee met 9 times during 2005.

•                    Nominating and Corporate Governance Committee:

The principal duties of the committee are to provide continuing assistance to the Board of Directors regarding matters relating to governance, performance, and composition of the Board. To fulfill its responsibilities and duties, the committee identifies qualified individuals to become Board members, recommends nominees to the Board to fill vacant Board seats, develops and recommends corporate governance guidelines to the Board, periodically reviews and assesses the Board and management performance and annually reviews and assesses its performance and charter. The committee has no formal process for considering director candidates recommended by shareholders due to the infrequency of nominations, but its policy is to give due consideration to any and all candidates.

The Nominating and Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. The charter appears on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

Members of the committee during 2005 included William M. Yocum, Chairman, LeeAnn B. Bergey, Harold A. Herr, Thomas C. Leamer, and James A. Wimmer, each of whom is a non-employee director. All members of the committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards.)  The committee met 4 times during 2005.

The members of the Board of Directors of the corporation also serve as the members of the Board of Directors of Harleysville National Bank. During 2005, the corporation held 4 regular and 2 special Board meetings, the annual meeting and the annual reorganization meeting. All of the directors attended at least 75% of the meetings of the Boards of Directors of the corporation and of the committees of which they were members.

The corporation has no specific policy requiring directors to attend the Annual Meeting of Shareholders. However, criteria for determining the percentage of all meetings attended by each director include their attendance at the annual meeting. All members of the Board of Directors were present at the 2005 Annual Meeting of Shareholders.

Compensation of Directors

Directors were not compensated for committee meetings of less than 15 minutes in duration or for committee meetings held prior to a Board meeting. In 2005, Directors of Harleysville received $223,745, in the aggregate. This compensation included the following:

•                    $1,650 for each Board meeting attended,

•                    $400 for each Board committee meeting attended, except for Audit Committee which receives $500

•                    an annual retainer of $12,000, and

•                    an annual retainer of $1,250 to committee chairpersons, except for Audit Committee which receives $1,500.

The corporation maintains deferred compensation plans for its directors. In the past, certain directors elected to defer, with interest, all or part of their compensation for future distribution. Under the terms of the plan, benefits can be paid out to the respective directors over a 10-year period. Should the director die before age 70 or before receiving all of the benefits, the remaining benefit would be paid to his or her beneficiary until age 70 or for ten years, whichever is greater. This plan is an unfunded plan, which is subject to substantial risk of forfeiture, and the director is not deemed vested in the plan, according to the terms of the plan.

Directors who are also salaried officers of Harleysville or Harleysville subsidiaries do not receive any fees for Board or committee meetings.

1998 Independent Directors Stock Option Plan

The corporation maintains a stock option plan to advance the development, growth and financial condition of the corporation and its subsidiaries; and, to secure, retain and motivate non-employee directors. During 2005, there were 45,696 shares granted under the plan. As of December 31, 2005, a total of 50,559 shares remained available for grant under the plan, reflecting adjustment for a 5 percent stock dividend paid on September 15, 2005. There were 17,952 options exercised under the plan during 2005. On January 3, 2005, each non-employee director was granted 714 options; 5,712 were granted, in the aggregate.

Equity Compensation Plan Information

The following table provides information about our shares of common stock that may be issued under our existing equity compensation plans as of December 31, 2005:

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected In Column (A)
	(A) (#)		(B) ($)	(C)(#)
Equity Compensation Plans Approved by Stockholders	1,353,082	(1)	$13.57 per share	1,149,295

Equity Compensation Plans Not Approved by Stockholders	-0-	(2)	-0-	22,162

TOTAL	1,353,082		$13.57 per share	1,171,457

(1)          Includes options issued under the corporation’s 1993 and 1998 Stock Incentive Plans, 1998 Independent Director’s Stock Option Plan, 2004 Omnibus Stock Incentive Plan and options assumed pursuant to the merger & acquisition of Millennium Bank on April 30, 2004.

(2)          December 13, 1996, the Board of Directors authorized the registration of 67,004 shares of common stock for issuance under the HNC Employee Stock Bonus Plan. On December 24, 1996, in celebration of the company reaching $1 billion in total assets, 39,700 shares were issued to full and part-time employees of the corporation’s subsidiaries. Annually, since 1996, a total of 5,142 shares in the aggregate, have been awarded under this Plan to employees in recognition of exemplary service during each calendar year. When awarded, the value of shares is based on the closing price of HNBC common stock as of the close of business on the last business day of the most recently completed calendar quarter. Registered shares and available shares under the Plan reflect adjustment for stock dividends.

Executive Compensation

Information concerning annual and long-term compensation for services in all capacities to the corporation is shown below for the fiscal years ending December 31, 2005, 2004 and 2003, for those individuals who served as the corporation’s Chief Executive Officer, and the four other most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 at December 31, 2005.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Restricted	Options	LTIP	All Other
Name and Position	Year	Salary	Bonus	Other	Stock	(Shares)(1)	Payouts	Compensation(3)
		($)	($)	($)	($)	(#)	($)	($)
Walter E. Daller, Jr.	2005	129,375	—	—	—	—	—	3,002,342(	2)
Chairman & CEO, Harleysville and	2004	467,250	340,000	—	—	54,299	—	34,349
Harleysville National Bank until	2003	445,000	320,000	—	—	54,299	—	816,495
retirement - 3/31/2005; Chairman
Harleysville and Harleysville National
Bank effective 4/1/2005.

Demetra M. Takes	2005	286,600	—	—	—	10,250	—	103,946
Executive Vice President; President and CEO,	2004	275,600	113,000	—	—	7,875	—	101,720
Harleysville National Bank	2003	265,000	107,500	—	—	6,615	—	95,514

Gregg J. Wagner	2005	277,038	—	—	—	15,000	—	39,749
President and CEO of Harleysville	2004	147,950	44,385	—	—	7,875	—	22,122
effective 4/1/2005.	2003	134,500	40,350	—	—	8,269	—	20,114

John W. Eisele	2005	235,000	—	—	—	—	—	33,915
Executive Vice President of	2004	56,942	—	—	—	—	—	—
Harleysville and Harleysville National	2003	—	—	—	—	—	—	—
Bank; President, Millennium Wealth
Management & Private Banking, a
division of Harleysville National Bank

Michael B. High	2005	224,500	—	—	—	11,000	—	73,457
Executive Vice President and COO of	2004	156,538	48,000	—	—	18,900	—	—
Harleysville and Harleysville	2003	—	—	—	—	—	—	—
National Bank

Mikkalya W. Murray	2005	160,000	—	—	—	5,350	—	27,601
Executive Vice President; Executive	2004	147,950	44,385	—	—	7,875	—	24,526
Vice President and Managing Director, Private Banking at Millennium Wealth Management & Private Banking, a division of Harleysville National Bank	2003	134,550	40,350	—	—	8,269	—	22,454

(1)  Options (shares) granted in 2003, 2004 and 2005, as applicable, have been adjusted to reflect all stock dividends paid since the date of grant, including the 5 percent stock dividend paid on September 15, 2005.

(2)  In addition to items detailed in footnote (3), Mr. Daller’s Other Compensation for 2005 includes: $55,426 automobile and insurance; $4,214 – executive health benefit; and, $4,382 country club membership fees.

(3)  Major components of All Other Compensation include:

		Directors Deferred Compensation Plan Expense Accrual	Supplemental Executive Retirement Plan Accrual	Supplemental Executive Retirement Plan Payout	Harleysville’s 401(k) Plan Contribution	Pension Plan Payouts	Contract Payouts
		($)	($)	($)	($)	($)	($)

Walter E. Daller, Jr.	2005	31,469	280,903	301,382	3,882	1,009,934	1,310,750	(a)
	2004	27,849	-0-	—	6,500	—	—
	2003	6,900	802,595	—	7,000	—	—

Demetra M. Takes	2005	—	97,646	—	6,300	—	—
	2004	—	95,220	—	6,500	—	—
	2003	—	88,516	—	6,998	—	—

Gregg J. Wagner	2005	—	33,449	—	6,300	—	—
	2004	—	17,683	—	4,439	—	—
	2003	—	16,078	—	4,036	—	—

John W. Eisele	2005	—	27,615	—	6,300	—	—
	2004	—	—	—	—	—	—
	2003	—	—	—	—	—	—

Michael B. High	2005	—	67,157	—	6,300	—	—
	2004	—	—	—	—	—	—
	2003	—	—	—	—	—	—

Mikkalya W. Murray	2005	—	22,801	—	4,800	—	—
	2004	—	20,087	—	4,439	—	—
	2003	—	18,417	—	4,037	—	—

(a)  Includes $1,203,750 retirement payout under terms of Daller Employment Agreement, and $107,000 payments under Daller Consulting Agreement.

Options/SAR Grants

Stock options were granted to executive officers during the fiscal year ended December 31, 2005. Options were granted under the 1998 Stock Incentive Plan and the 2004 Omnibus Stock Incentive Plan.

Option/SAR Grants in Last Fiscal Year

Name and Principal Position	No. of Securities Underlying Options Granted		Percent of Total Options Granted to Employees		Exercise of Base Price		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Options’ Term
					($/Sh)			5% ($)	10% ($)
Walter E. Daller, Jr.	0		0%		0		—	0	0
Demetra M. Takes	10,250	(1)(2)	6.42	%(3)	21.10	(4)	12/08/2015	136,014	344,687
Gregg J. Wagner	15,000	(1)(2)	9.39	%(3)	21.10	(4)	12/08/2015	199,045	504,419
John W. Eisele	0		0%		0		—	0	0
Michael B. High	11,000	(1)(2)	6.88	%(3)	21.10	(4)	12/08/2015	145,967	369,907
Mikkalya W. Murray	5,350	(1)(2)	3.34	%(3)	21.10	(4)	12/08/2015	70,993	179,910

(1)          Includes Incentive and Non-Qualified Stock Options

(2)          Vesting schedule is 20% over 5 years from date of grant

(3)          Percentage of total options granted to employees

(4)          Fair market value of underlying securities based on the closing price of the corporation’s common shares on the NASDAQ Stock Exchange on the last trading day immediately preceding the date of grant, December 8, 2005.

Aggregated Option Exercises and Fiscal Year-End Values

The following table shows information about all exercises of stock options by the named officers during the last fiscal year as well as the fiscal year-end option values for each named executive officer under the 1993 Stock Incentive Plan and the 1998 Stock Incentive Plan and held by them at December 31, 2005. The options and information shown in the table have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name and Principal Position	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable		Value of Unexercised In-the-money Options at FY-End (1) Exercisable/Unexercisable
	(#)	($)	(#)(2)		($)
Walter E. Daller, Jr.	16,831	213,146	272,550 /	0	1,529,112 / 0
Demetra M. Takes	0	0	96,870 /	20,519	905,558 / 0
Gregg J. Wagner	0	0	61,762 /	26,262	562,812 / 0
John W. Eisele	0	0	0 /	0	0 / 0
Michael B. High	0	0	3,780 /	26,120	0 / 0
Mikkalya W. Murray	20,838	258,287	4,880 /	16,614	0 / 0

(1)          Market value of underlying securities is based on the closing price of the corporation’s common shares of $19.10 per share, as quoted on NASDAQ Stock Exchange on the last trading day of 2005, December 30, 2005, minus the exercise price.

(2)          Includes shares granted under the 1993 Stock Incentive Plan, the 1998 Stock Incentive Plan and the 2004 Omnibus Stock Incentive Plan.

1993 Stock Incentive Plan

The corporation maintains the 1993 Stock Incentive Plan. The plan’s purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

A disinterested committee of the corporation’s Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. No stock options remain available for grant under the 1993 Stock Incentive Plan. During 2005, 23,369 options were exercised under this plan. There are 60,644 options outstanding under the plan. All shares have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2005.

1998 Stock Incentive Plan

The corporation maintains the 1998 Stock Incentive Plan. The plan’s purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

A disinterested committee of the corporation’s Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. During 2005, 110,336 stock options were granted and 155,239 options were exercised under this plan. No stock options remain available for grant under the 1998 Stock Incentive Plan. All shares have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2005.

2004 Omnibus Stock Incentive Plan

The corporation maintains the 2004 Omnibus Stock Incentive Plan. The plan’s purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees and/or directors of the corporation and banking subsidiaries.

A disinterested committee of the corporation’s Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. During 2005, 3,764 shares were granted under the 2004 Omnibus Stock Incentive Plan. 1,098,736 stock options remain available for grant. Shares have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2005.

Millennium Stock Compensation Program Converted to Harleysville Stock Options

In connection with the acquisition of Millennium Bank in 2004, Harleysville assumed all obligations under the Millennium Bank Stock Compensation Program. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, outstanding stock options were converted according to proration parameters outlined in the merger agreement. 312,681 stock options were assumed on the effective date of the merger. Since the effective date, 239,939 stock options have been exercised and 34,485 were cancelled. A total of 38,257 stock options remain outstanding and exercisable under the program. No further stock options may be granted under the program. The options have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2005.

Harleysville National Corporation Stock Bonus Plan

The corporation maintains the Harleysville National Corporation Stock Bonus Plan to recognize employees who have:

•                              a strong interest in the successful operation of the business;

•                              loyalty to the corporation and banking subsidiaries; and

•                              visible evidence of increased efficiency.

The Stock Bonus Plan is administered by the Compensation Committee of the corporation. The committee annually determines, in its sole discretion, the amount of shares the corporation awards.

The corporation awarded 245 shares on April 1, 2005, to certain employees for exemplary service throughout 2004. As of December 31, 2005, a total of 22,162 shares remained available for awards under the plan. The shares authorized and awarded under this plan have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2005.

Pension Plan

The corporation maintains a non-contributory funded pension plan for all full-time employees of its subsidiaries over age 21, who have completed 1 year of service. Annual benefits to eligible retired employees at age 65 or, if later, the 5th anniversary of the first day of the plan year in which they began to participate in the plan, are provided according to the following formula:

The product of (A) and (B), where

(A)  is the sum of:

(i)  .65% of average compensation, plus

(ii)  .60%, (.56% or .52% for participants whose social security retirement age is 66 or 67, respectively) of average compensation above the covered compensation level of an individual attaining the social security retirement age in the current plan year; and

(B)  is the participant’s years of service as of his normal retirement date, but not in excess of 25 years.

Covered compensation is a 35-year average of the current and prior Social Security Taxable Wage Bases. Average compensation is the average of the highest 5 consecutive salaries, excluding bonuses, during the last 10 years of employment. Compensation for pension purposes is limited to $210,000 (for calendar year 2004 the compensation limit was $205,000; for calendar years 2003 and 2002 the compensation limit was $200,000; and for calendar years 2001 and 2000 the compensation limit was $170,000) as required under federal pension law. Total contributions by Harleysville National Bank to the pension plan for the years ending December 31, 2005, 2004, and 2003, were $1,500,000, $1,500,000 and $1,000,000, respectively.

The following table shows the estimated annual retirement benefit payable according to the pension plan to an officer currently age 65 for his lifetime. The table does not reflect any limitations on benefits to participants that may apply under the Internal Revenue Code. Benefits listed in the following table are integrated with Social Security.

Average Compensation	10 Years of Service	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service
$75,000	$6,480	$9,720	$12,959	$16,199	$16,199
100,000	9,505	14,257	19,089	23,762	23,762
125,000	12,530	18,795	25,059	31,324	31,324
150,000	15,555	23,332	31,109	38,887	38,887
175,000	18,580	27,870	37,159	46,449	46,449
200,000	21,605	32,407	43,209	54,012	54,012
210,000	22,815	34,222	45,629	57,037	57,037

Walter E. Daller, Jr., Chairman of Harleysville and Harleysville National Bank, has 25 years of credited service under the pension plan. Upon his retirement, Mr. Daller received a lump sum payout of $1,009,934 under the pension plan. There are no further payments to Mr. Daller from this plan.

Gregg J. Wagner, President and Chief Executive Officer of Harleysville, has 12 years of credited service under the pension plan. Average compensation, upon which benefits would be calculated at December 31, 2005, is $149,313.

Demetra M. Takes, Executive Vice President of Harleysville and President and Chief Executive Officer of Harleysville National Bank, has 25 years of credited service under the pension plan. Average compensation, upon which benefits would be calculated at December 31, 2005, is $197,000.

Mikkalya W. Murray, Executive Vice President of Harleysville, and Executive Vice President and Managing Director, Private Banking at Millennium Wealth Management and Private Banking, a division of Harleysville National Bank, has 12 years of credited service under the pension plan. Average compensation, upon which benefits would be calculated at December 31, 2005, is $136,890.

John W. Eisele, Executive Vice President of Harleysville and Harleysville National Bank, and President of Millennium Wealth Management and Private Banking, a division of Harleysville National Bank, is not eligible for participation until the next plan entry date following 1 year of service.

Michael B. High, Executive Vice President and Chief Operating Officer of Harleysville and Harleysville National Bank, has 2 years of credited service under the pension plan. Average compensation upon which benefits would be calculated at December 31, 2005, is $210,000.

401(k) Plan

The corporation maintains a 401(k) plan. It is a tax-exempt profit-sharing plan, qualified under section “401(a)” of the Internal Revenue Code. All employees are eligible to participate on the first day of the calendar quarter following six months of service, if they are 21 years of age, and they may contribute a maximum up to IRS dollar limit of their salary on a pre-tax basis, with a 50% employer match, up to a maximum of 3% of salary. The plan assets, which include the corporation’s stock, are managed by an independent investment manager. Distributions are made upon normal retirement at age 65, early retirement at age 55 with a minimum of 15 years of service, or upon disability, death, termination or hardship. A participant may elect distributions in a lump sum or in installments.

Supplemental Executive Retirement Plan

Harleysville Management Services maintains a Supplemental Executive Retirement Plan for certain officers and key employees. The plan provides for payment to the covered employee of an annual supplemental retirement benefit up to 50% of their average annual compensation upon retirement, thereafter offset by the employer’s share of social security, defined benefit pension and available employer’s 401(k) matching contribution. There is a lifetime payout in retirement benefits with a minimum payout of 10 years. There is a pre-retirement death benefit, payable for 10 years, of 100% of the average annual compensation for the first year, and up to 50% of the average annual compensation for the next 9 years.

The following table shows the maximum estimated annual retirement benefit payable according to the Supplemental Executive Retirement Plan to an employee covered under the Plan, excluding applicable offsets:

Average Annual Compensation	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

$100,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000
125,000	62,500	62,500	62,500	62,500	62,500	62,500	62,500	62,500	62,500	62,500
150,000	75,000	75,000	75,000	75,000	75,000	75,000	75,000	75,000	75,000	75,000
175,000	87,500	87,500	87,500	87,500	87,500	87,500	87,500	87,500	87,500	87,500
200,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000
225,000	112,500	112,500	112,500	112,500	112,500	112,500	112,500	112,500	112,500	112,500
250,000	125,000	125,000	125,000	125,000	125,000	125,000	125,000	125,000	125,000	125,000
275,000	137,500	137,500	137,500	137,500	137,500	137,500	137,500	137,500	137,500	137,500
300,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000
325,000	162,500	162,500	162,500	162,500	162,500	162,500	162,500	162,500	162,500	162,500
350,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000
375,000	187,500	187,500	187,500	187,500	187,500	187,500	187,500	187,500	187,500	187,500
400,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000
425,000	212,500	212,500	212,500	212,500	212,500	212,500	212,500	212,500	212,500	212,500
450,000	225,000	225,000	225,000	225,000	225,000	225,000	225,000	225,000	225,000	225,000

Average annual compensation upon which benefits would be calculated at December 31, 2005, under the Supplemental Executive Retirement Plan is $349,200 for Demetra M. Takes, Executive Vice President of Harleysville, and President and Chief Executive Officer of Harleysville National Bank.

Average annual compensation upon which benefits would be calculated at December 31, 2005, under the Supplemental Executive Retirement Plan is $192,568 for Gregg J. Wagner, President and Chief Executive Officer of Harleysville.

Average annual compensation upon which benefits would be calculated at December 31, 2005, under the Supplemental Executive Retirement Plan is $168,500 for Mikkalya W. Murray, Executive Vice President of Harleysville, and Executive Vice President and Managing Director, Private Banking at Millennium Wealth Management and Private Banking, a division of Harleysville National Bank.

Average annual compensation upon which benefits would be calculated at December 31, 2005, under the Supplemental Executive Retirement Plan is $235,000 for John W. Eisele, Executive Vice President of Harleysville and Harleysville National Bank, and President of Millennium Wealth Management and Private Banking, a division of Harleysville National Bank.

Average annual compensation upon which benefits would be calculated at December 31, 2005, under the Supplemental Executive Retirement Plan is $224,500 for Michael B. High, Executive Vice President and Chief Operating Officer of Harleysville and Harleysville National Bank.

Supplemental Executive Retirement Plan for Walter E. Daller, Jr.

Harleysville Management Services maintains a Supplemental Executive Retirement Plan for Walter E. Daller, Jr., Chairman of Harleysville National Corporation. The plan provides for payment to the covered employee of an annual supplemental retirement benefit equal to 70% of his final five year average compensation, reduced by the employer’s share of social security, defined benefit pension and available employer’s 401(k) matching contribution. There is a lifetime payout in retirement benefits with a minimum payout of 10 years.

Mr. Daller became eligible for benefits under the Supplemental Executive Retirement Plan upon his retirement from Harleysville National Bank on March 31, 2005. At the time of his retirement, the average annual compensation upon which his benefit was calculated was $719,750. His supplemental retirement benefit is $33,486.92 per month, or $401,843 annually, and he received payments in 2005 totaling $301,382.

The following table shows the annual retirement benefit payable to Mr. Daller according to the Supplemental Executive Retirement Plan:

Average Annual Compensation	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
$719,750	$401,843	$401,843	$401,843	$401,843	$401,843	$401,843	$401,843	$401,843	$401,843	$401,843

EXECUTIVE EMPLOYMENT AGREEMENTS

Walter E. Daller, Jr.

Mr. Daller’s employment agreement ended at the time that he retired from active management of the corporation as Chief Executive Officer on March 31, 2005. Mr. Daller, Chairman of the Board of Directors of the corporation and the bank entered into a Consulting Agreement and General Release with the corporation and the bank effective April 1, 2005. Pursuant to the Consulting Agreement and under the terms of the Daller Employment Agreement, the corporation paid Mr. Daller a lump sum equal to 1.5 times his “Agreed Compensation,” as defined in the Daller Employment Agreement, on the date of his retirement.

Among the terms of the Consulting Agreement: (1) Mr. Daller agreed to a general release to the corporation and the bank from any potential claims he could assert pursuant to his employment or his employment agreement, dated October 26, 1998, entered into by and among Mr. Daller, the corporation and the bank; (2) Mr. Daller will continue to serve as Chairman of the Board of Directors of the corporation and the bank; (3) from April 1, 2005, through March 31, 2008, Mr. Daller will provide consulting advice to the corporation and bank; (4) the term of the agreement will automatically extend for one additional year at the end of the initial three years and on every anniversary of the Consulting Agreement, unless notice to terminate is given 180 days prior to renewal; (5) Mr. Daller will receive $107,000 per year; (6) Mr. Daller will receive continuation of all life, disability, medical insurance and other normal health and welfare benefits for a period of 5 years after the date of retirement; (7) Mr. Daller will receive dues and other expenses for membership at a country club. He will also receive an automobile, office space and reimbursement of certain business expenses. The Consulting Agreement contains a restrictive covenant precluding Mr. Daller from engaging in competitive activities in a certain area and a provision preventing Mr. Daller from disclosing proprietary information about the corporation.

Gregg J. Wagner and Michael B. High

Effective January 1, 2005, Harleysville Management Services, LLC, the wholly-owned subsidiary of the corporation, entered into an employment agreement with Gregg J. Wagner, President and Chief Executive Officer of the corporation (the “Wagner Employment Agreement”).

Harleysville Management Services, LLC, entered into an employment agreement with Michael B. High, Executive Vice President and Chief Operating Officer of the corporation and Harleysville National Bank that is effective April 1, 2005 (the “High Employment Agreement”).

The terms of the Wagner Employment Agreement and the High Employment Agreement are each for three years and will automatically extend for one additional year at the end of the first three years and on every anniversary of the Employment Agreements, unless notice to terminate is given 90 days prior to renewal. The executives are entitled to participate in annual and long-term incentive plans and employee benefit plans, receive four weeks of vacation each year, and receive a car allowance. The Employment Agreements will automatically terminate for “Cause,” as defined in the agreements, and all rights under the agreements will terminate. The employment agreements will automatically terminate if the executives terminate the agreements for “Good Reason,” as defined in the agreements, or are terminated by the corporation without cause and the executives will receive (1) the greater of the compensation they would receive for remainder of the agreements’ terms or one year’s compensation and (2) participation in the corporation’s benefit plans for twelve months. The employment agreements will automatically terminate upon the executives’ disability, as defined in the agreements, and they will receive employee benefits and an amount no greater than 70% of their compensation less amounts payable under any disability plan until they (1) return to work, (2) reach 65, or (3) die. The employment agreements will automatically terminate upon the death of the executives and any compensation remaining for the term of the agreements will be paid to the executives’ survivors. The employment agreements will automatically terminate upon voluntary termination of the agreements by the executives absent “Good Cause,” as defined in the agreements. If the executives are terminated or upon occurrence of other events following a “Change in Control,” as defined in the agreements, the executives may receive up to 2.99 times their then current compensation and will continue participation in employee benefit plans. The employment agreements contain restrictive covenants precluding the executives from engaging in competitive activities in a certain area and provisions preventing the executives from disclosing proprietary information about the corporation.

In addition to the terms above, under the terms of the Wagner Employment Agreement, Mr. Wagner agrees to resign his directorship if his employment is terminated.

Demetra M. Takes

In 1998, the corporation and Harleysville National Bank entered into an employment agreement with Demetra M. Takes, Executive Vice President, Harleysville and President and Chief Executive Officer, Harleysville National Bank (the “Takes Employment Agreement”).

The Takes Employment Agreement is for a term of 3 years, renewing automatically at the end of the three-year period for an additional one-year term. The employment agreement renews automatically at the end of each one-year extension. Either party must provide at least 180 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. The executive will be entitled to participate in annual and long-term incentive plans and employee benefit plans, receive annual vacation in accordance with the policies established by the Board of Directors of Harleysville, and receive an automobile and maintenance of such automobile. If the executive is terminated or upon occurrence of other events following a “Change in Control,” as defined in the agreement, she may receive up to 2.0 times her then current annual base salary and may continue participation in employee benefit plans. The agreement also contains a non-competition provision and a confidentiality provision.

John W. Eisele and Mikkalya W. Murray

Effective September 27, 2004, Harleysville Management Services, LLC, entered into an employment agreement with John W. Eisele upon his employment as Executive Vice President of the corporation and Harleysville National Bank, and President, Millennium Wealth Management and Private Banking, a division of Harleysville National Bank (the “Eisele Employment Agreement”).

Harleysville Management Services, LLC, also entered into an employment agreement with Mikkalya W. Murray, effective March 2004, pursuant to her assignment as Executive Vice President of the corporation, and Executive Vice President and Managing Director, Private Banking at Millennium Wealth Management and Private Banking, a division of Harleysville National Bank (the “Murray Employment Agreement”).

Each agreement is for a term of 3 years, renewing automatically at the end of the three-year period for an additional one-year term. The employment agreements renew automatically at the end of each one-year extension. Either party must provide at least 90 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. The executives will be entitled to participate in annual and long-term incentive plans and employee benefit plans, and receive annual vacation in accordance with the policies established by the Board of Directors of Harleysville. Mr. Eisele also receives an automobile allowance. If the executive is terminated or upon occurrence of other events following a “Change in Control,” as defined in the agreements, he/she may receive up to 2.0 times his/her then current annual base salary and may continue participation in employee benefit plans. The agreements also contain a non-competition provision and a confidentiality provision.

Certain Transactions

Certain directors and officers of Harleysville National Corporation, and companies with which they are associated, are customers of the corporation’s banking subsidiary, Harleysville National Bank. During 2005, these individuals and companies had banking transactions with Harleysville National Bank in the ordinary course of business. Similar transactions may be expected to occur in the future. All loans and loan commitments involved in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons. In the opinion of the corporation’s management, these transactions do not involve more than the normal risk of collection, nor do they present other unfavorable features. Each of these transactions was made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934 and Federal Board Regulation O. As of December 31, 2005, loans to executive officers, directors, and their affiliates represented 8.1% of total shareholders’ equity in Harleysville National Corporation.

Compliance with Section 16(a) Reporting

The rules of the Securities and Exchange Commission require that the corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers. To the best of the corporation’s knowledge, there were no delinquent Section 16(a) filings during 2005.

Shareholder Return Performance Graph

A line graph comparing the yearly change in the cumulative total shareholder return on the corporation’s common stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Bank Stocks Index for the period of 5 fiscal years commencing January 1, 2001, and ending December 31, 2005, follows. The shareholder return shown on the graph below is not necessarily indicative of future performance.

Comparison of Five — Year Cumulative Total Returns

Performance Graph for

Harleysville National Corporation

$300
$200
$100
$0
184.9
159.4
91.1
12/29/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004
12/30/2005

Legend

Symbol	CRSP Total Return Index for:	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005
	Harleysville National Corporation	100.0	140.0	170.5	248.5	237.1	184.9
	Nasdaq Stock Market (US Companies)	100.0	79.3	54.8	82.0	89.2	91.1
	Nasdaq Bank Stocks	100.0	108.3	110.8	142.6	163.2	159.4
	SIC 6020—6029, 6710—6719 US & Foreign

Notes:

A.      The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.        The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.        If the monthly interval, based on the fiscal year–end, is not a trading day, the preceding trading day is used.

D.       The index level for all series was set to $100.0 on 12/29/2000.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business,

The University of Chicago.  Used with permission.  All rights reserved.

REPORT OF THE COMPENSATION COMMITTEE

The Board of Directors of the corporation is responsible for governance of the corporation and its subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of our shareholders, customers and the communities served by the corporation and its subsidiaries. To accomplish the strategic goals and objectives of the corporation, the Board of Directors employs competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors’ fulfillment of its duties to accomplish the corporation’s strategic mission.

The role of the compensation committee is two-fold. First, we establish Harleysville’s compensation principles that serve to guide the various compensation plans and programs applicable to employees at all levels of the organization. Second, we review proposals of compensation adjustments for key executives and make recommendations to the full Board. The committee is comprised entirely of non-employee members of the Board of Directors who meet the independence requirements of The NASDAQ National Market. The objectives of the committee are:

•                              to ensure that organizational pay reflects a “pay for performance” culture,

•                              to establish a fair process for managing executive officers’ compensation,

•                              to provide base salary and incentive opportunities that attract, motivate, and retain competent, dedicated and ambitious individuals the corporation needs to design and deliver innovative products, services and solutions to our customers.

The committee believes that this will result in improved profitability, increased dividends to our shareholders and subsequent appreciation in the market value of shares of the corporation’s common stock.

Annually, the Board of Directors reviews and approves the compensation of the corporation’s and its subsidiaries’ top executives. The top executives, whose compensation is determined by the committee, include the chief executive officer, presidents, executive vice presidents and chief financial officer. In reaching their base salary and incentive recommendations, the committee employed the services of Strategic Compensation Planning, Inc. (SCP), a professional executive compensation consulting firm in Malvern, Pennsylvania. SCP makes extensive use of executive compensation analyses, comparisons, surveys, performance measurements, stock evaluations and reviews of peer groups by asset size and performance, particularly peer group institutions with assets between $2.7 and $5.0 billion. This peer group of banks is different than the peer group used for the Shareholder Return Performance Graph, which includes bank holding companies and banks listed on NASDAQ that may not be located in Pennsylvania.

The compensation committee does not deem Section 162 (m) of the Internal Revenue Code to be applicable to the corporation at this time. The compensation committee intends to monitor the future application of Section 162 (m) of the Internal Revenue Code to the compensation paid to its executives and officers. In the event that this section becomes applicable, the compensation committee intends to amend the corporation’s compensation plans to preserve the deductibility of compensation payable under the plans.

Chief Executive Officer Compensation

The Board of Directors has determined that the compensation of the chief executive officer shall be increased by 20% over 2005 compensation of $287,000. The increase in the chief executive officer’s compensation is based on the committee’s recommendation, after review of all relevant information, including the above.

Executive Officers

The Board of Directors has established that the compensation of the executive officers of the corporation and its banking subsidiaries will increase by 6.25% over 2005 compensation of $1,273,240 in the aggregate. Compensation increases were determined by the committee based on its subjective analysis of the individual’s contribution to the corporation’s strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers, among numerous factors, the corporation’s performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans.

Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employee’s compensation, nor is there any specific weight provided to any such criteria in the committee’s analysis. The determination by the committee is subjective after review of all information, including the above, as it deems relevant.

In addition to base salary, executive officers of the corporation and its banking subsidiaries may participate currently in the following annual and long-term incentive plans:

•                              Pension Plan

•                              401(k) Plan

•                              Non-qualified Supplemental Retirement Benefit Plan

•                              1993 Stock Incentive Plan

•                              1998 Stock Incentive Plan

•                              2004 Omnibus Stock Incentive Plan

Total compensation opportunities available to the employees of the corporation and its subsidiaries are influenced by general labor market conditions, the individual’s specific responsibilities and the individual’s contributions to our success.

Individuals are reviewed annually on a calendar year basis. The corporation strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the corporation strives to meet its strategic goals and objectives to its constituencies and to provide compensation that is fair and meaningful to its employees.

COMPENSATION COMMITTEE

Harold A. Herr, Chairman

Stephanie S. Mitchell

James A. Wimmer

William M. Yocum (retirement effective January 8, 2006)

Compensation Committee Interlocks and Insider Participation

During 2005, no current or former officer or employee of the corporation or of any of its banking subsidiaries served on the compensation committee. In addition, none of the members of the committee had any relationship with the corporation or any of its subsidiaries that would require disclosure under Item 404 of the Securities and Exchange Commission’s Regulation S-K relating to insider transactions and indebtedness of management.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (“Committee”) oversees the corporation’s financial reporting process on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an audit committee charter setting forth its responsibilities. In addition, appropriate policies have been established to further strengthen disclosure procedures required under Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the corporation including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the corporation’s internal controls and the overall quality of the corporation’s financial reporting. The Committee held eight meetings during fiscal year 2005.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Walter E. Bateman II, Chairman

LeeAnn B. Bergey

Thomas C. Leamer

Independent Registered Public Accounting Firm

Grant Thornton LLP, Certified Public Accountants, of Philadelphia, Pennsylvania, served as Harleysville National Corporation’s independent Registered Public Accounting Firm for the 2005 fiscal year. Grant Thornton LLP assisted the corporation and its subsidiaries with:

•                  preparation of federal and state tax returns, and

•                  assistance in connection with regulatory matters,

charging the banking subsidiaries for such service at its customary hourly billing rates. Aggregate fees billed to Harleysville National Corporation and subsidiaries by the independent accountants for services rendered during the fiscal year ending December 31, 2005, were as follows:

Types of Fees	2005	2004
Audit Fees: (1)	$329,368	$298,431
Audit Related Fees: (2)	$45,018	$58,962
Tax Fees: (3)	$143,750	$132,902
All Other Fees: (4)	-0-	$11,932
TOTAL	$518,136	$502,227

(1) Audit fees consisted of audit work performed in the preparation of financial statements, Sarbanes-Oxley Sec. 404 certification work, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2) Audit related fees consisted principally of audits of employee benefit plans.

(3) Tax fees consisted principally of assistance with matters related to tax compliance and reporting as well as assistance in the development of a management services company.

(4) All other fees in 2004 consisted principally of services related to compensation research.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent certified public accountants. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent certified public accountants. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of particular services on a case-by-case basis. The Audit Committee approved all services provided by Grant Thornton LLP, during 2005 and 2004.

The Audit Committee has approved and appointed Grant Thornton LLP, Registered Public Accounting Firm, as the corporation’s auditors for the fiscal year ending December 31, 2006. The Board of Directors of Harleysville National Corporation has ratified this appointment. Grant Thornton LLP has advised the corporation that none of its members has any financial interests in Harleysville National Corporation.

Representatives of Grant Thornton LLP will be present at the annual meeting. They will be given the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions after the meeting.

Electronic Distribution

You may choose to receive future distributions of Harleysville’s material (quarterly reports, proxy statements, annual reports, etc.) via e-mail. Registered shareholders may go to website www.amstock.com to enroll. You will be asked to enter your ten digit account number. If your shares are held by a broker, please follow the broker instructions to receive Harleysville’s material electronically or you may go to www.hncbank.com, select Investor Information and click on “E-Mail Notification” from the list at the top of the page. After appropriately completing and submitting the form, you will be notified each time new information is released and becomes available on this website. You will be able to view the documents by clicking on “Documents” and following instructions, as prompted.

Annual Report

A copy of the corporation’s annual report for the fiscal year ended December 31, 2005 accompanies this proxy statement. We furnish the annual report for your information only. We have not incorporated the annual report, or any part of the annual report, in this proxy statement.

Legal Proceedings

In the opinion of the management of the corporation, there are no proceedings pending to which the corporation is a party or to which its property is subject, which, if determined adversely to the corporation, would be material in relation to the corporation’s undivided profits or financial condition. There are no proceedings pending other than routine litigation incident to the business of the corporation and its banking subsidiaries. In addition, no material proceedings are pending or are known to be threatened or contemplated against the corporation by government authorities.

Householding

We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, multiple shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to continue to receive multiple copies of the proxy materials at the same address, additional copies will be provided promptly to you upon request. You may request multiple copies by notifying us in writing or by telephone at:  Harleysville National Corporation, ATTN: Shareholder Services, 483 Main Street, P. O. Box 195, Harleysville, PA 19438-0195 or telephone 800-423-3955. You may opt-out of householding at any time prior to thirty days before the mailing of proxy materials in March of each year by notifying us at the address above.

If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address or telephone number.

Shareholder Proposals

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation’s proxy statement for the 2007 Annual Meeting of Shareholders, must deliver the proposal in writing to the Secretary of the corporation at the principal executive offices of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, on or before Friday, November 24, 2006.

Additional Information

Any shareholder may obtain a copy of Harleysville National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Liz Chemnitz, Senior Vice President and Assistant Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, telephone 800-423-3955. You may also view these documents on our website at www.hncbank.com, select Investor Information, and then click on “Documents/Filings.”

Other Matters

The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but, if any matters are properly presented, persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Walter E. Daller, Jr.
Chairman of the Board

Date: March 23, 2006

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNUAL MEETING OF SHAREHOLDERS

OF

HARLEYSVILLE NATIONAL CORPORATION

Tuesday, April 25, 2006

PROXY VOTING INSTRUCTIONS

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible. -OR-
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. -OR-
COMPANY NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at 1-800 PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS D DIRECTORS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

☐

1.	TO ELECT TWO CLASS D DIRECTORS TO SERVE FOR FOUR- YEAR TERMS:		2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
NOMINEES:

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

☐	FOR ALL NOMINEES	Walter E. Daller, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Thomas C. Leamer
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish To withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder		Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each shareholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Harleysville National Corporation

Annual Meeting — 9:30 a.m.

Breakfast — 8:30 a.m.

April 25, 2006

FOR YOUR CONVENIENCE - RETAIN FOR YOUR REFERENCE

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 25, 2006, at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

Breakfast will be served prior to the Annual Meeting, beginning at 8:30 a.m.  The meeting will convene promptly at 9:30 a.m.

Please return your proxy vote if you have not already done so.

If you find that your plans have changed and you will be unable to join us for the annual meeting and breakfast, kindly call Harleysville National Corporation’s Shareholder Services Department at 215-513-2305 and help us eliminate unnecessary charges. Thank you.

Directions to Presidential Caterers

2910 DeKalb Pike • Norristown, PA 19401

610-275-7300

NOTE TO ALL DRIVERS:  There is a traffic island in the middle of the road on Route 202 just in front of Presidential’s driveway so you CANNOT make a left turn off Route 202 into the driveway.  You MUST enter the driveway with a right turn.

******

From King of Prussia - Take Route 202 North through Norristown to East Norriton.  After crossing the intersection at Germantown Pike, the driveway to Presidential will be on your right.

From Montgomeryville & Lansdale - Take Route 202 South to East Norriton.  Turn right at Township Line Road (CVS Pharmacy on corner).  Go one block and turn left at Swede Road.  Proceed to Germantown Pike and turn left.  Second light, Route 202 (DeKalb Pike) turn left.  Driveway to Presidential will be on your right.

From Philadelphia - Take Schuylkill Expressway to Plymouth Meeting.  Exit Route 476 North to Germantown Pike-West Exit.  Follow Germantown Pike-West to Route 202 North (DeKalb Pike).  Make a right onto Route 202; driveway to Presidential will be on your right.

From Main Line - Take 476 North (Blue Route) to Germantown Pike-West Exit.  Follow Germantown Pike-West to Route 202 North (DeKalb Pike).  Make a right onto Route 202; driveway to Presidential will be on your right.

From Willow Grove - Take PA-Turnpike (Route 276) to Norristown Exit.  Follow Germantown Pike-West to Route 202 North (DeKalb Pike).  Make a right onto Route 202; driveway to Presidential will be on your right.

HARLEYSVILLE NATIONAL CORPORATION

REVOCABLE PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Tracie A. Young, Senior Vice President, Chief Compliance Officer and Louis P. Spinelli, Executive Vice President and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the “Corporation”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Presidential Caterers, 2910 DeKalb Pike, Norristown, PA 19401, on Tuesday, April 25, 2006, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

(Continued and to be signed on the reverse side)

Breakfast Invitation Response

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 25, 2006, at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

You are cordially invited to join us for breakfast prior to the Annual Meeting, beginning at 8:30 a.m.  The meeting will convene promptly at 9:30 a.m.

Please be kind enough to help us make appropriate arrangements by filling out and returning this self-addressed, stamped response card.

For your convenience, enclosed are directions to Presidential Caterers.

Name
(Please Print)

Name
(Please Print)

☐       Yes, I will join you for breakfast and the Annual Meeting at Presidential Caterers, Tuesday, April 25, 2006.

BUSINESS REPLY MAIL
First Class	Permit No. 12	Harleysville, PA 19438

POSTAGE WILL BE PAID BY ADDRESSEE

ATTN  CORPORATE SECRETARY

HARLEYSVILLE NATIONAL CORP

PO BOX 195

HARLEYSVILLE PA 19438-9987